UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Air Products Comments on ISS Recommendation That Airgas
Shareholders Vote in Favor of All Air Products Nominees

Stands Ready to Negotiate with Airgas Board

January Annual Meeting Proposal Key to Consummating Transaction, Confident Airgas
Shareholders Will Vote to Retain Option to Maximize Value of Their Investment

Urges Shareholders to Vote FOR Air Products Nominees and
All By-Law Proposals on September 15

LEHIGH VALLEY, Pa. (September 9, 2010) – Air Products (NYSE: APD) today issued the following statement regarding the report of Institutional Shareholder Services (ISS) on Air Products’ proposed acquisition of Airgas, Inc. (NYSE: ARG).

“We appreciate ISS’s support for the Air Products director nominees.  The three independent nominees put forward by Air Products are highly qualified and will add much-needed perspective to the incumbent Airgas Board, which we believe is opposed to a sale of Airgas at any price.

“ISS stated in its recommendation, in direct contrast to the position of the Airgas Board, that our current $65.50 offer is indeed a ‘compelling starting point for negotiation’ and that ‘the burden now shifts to the ARG board’ to ‘engage APD in negotiation, or to open a broader sale process to maximize shareholder value.’  We once again urge the Airgas Board to sit down and begin negotiations with us immediately so we can complete this transaction and deliver a substantial premium to Airgas shareholders that maximizes value for their shares.

“We are pleased that ISS supported three of our four proposals, but believe their recommendation against our proposal to hold the next Airgas Annual Meeting in January 2011 is a serious error that fails to recognize the option value for Airgas shareholders of this meeting.  In our view, ISS, which has no money at risk on September 15, does not appreciate the economic benefits to Airgas shareholders of our January by-law proposal.  It will cost Airgas shareholders money if they choose to follow ISS’s misguided recommendation.

“Voting today in favor of holding the 2011 annual meeting in January empowers Airgas shareholders with an option to vote on a transaction with Air Products, or a third party, at that time.  In choosing to support a meeting in January, Airgas shareholders are in no way bound to accept a transaction at a price they deem inadequate.

“Importantly, this decision by the new ISS team to recommend against a January annual meeting is inconsistent with its stated policy of opposing classified boards, which the Airgas Board is exploiting to avoid any discussions which may lead to a sale of the company.

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“We believe the Airgas Board’s offer to hold a special meeting in June 2011 as a way to placate shareholders is illusory.  They have made no commitment to explore a sale of the company now, or ever.  With no bidders, no firm commitment to sell the company or even to seriously explore that option, and no shareholders stepping forward with director nominees, it will be business as usual at Airgas.  An option in January, with Air Products still bidding, is worth far more to shareholders than an option in June with no buyers.

“We have provided Airgas shareholders with a clear path to prompt completion of a transaction at a more than 50% premium, and are ready to negotiate a deal today if they support our nominees and proposals on September 15.  If they do not elect the Air Products nominees and approve all of our by-law proposals on September 15, we will terminate our offer and move on.  We are confident that the owners of Airgas shares will vote in their own economic interest to maximize the value of their investment.”

Air Products urges Airgas shareholders to vote the GOLD proxy card “FOR” the three Air Products nominees and “FOR” the by-law amendments today as the Airgas Annual Meeting is only a week away on September 15, 2010.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.  Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives.  The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment.  In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe.  For more information, visit www.airproducts.com.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $65.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended.  The offer is scheduled to expire at midnight, New York City time, on Friday, October 29, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  The definitive proxy statement has

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been mailed to shareholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the definitive proxy statement filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  The forward-looking statements in this release speak only as of the date of this filing.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
        George Sard, tel: (212) 687-8080; e-mail: gsard@sardverb.com.
        David Reno, tel: (212) 687-8080; e-mail: dreno@sardverb.com.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.

(MacKenzie Partners)
Dan Burch, tel: (212) 929-5748; e-mail: dburch@mackenziepartners.com.
Larry Dennedy, tel: (212) 929-5239; e-mail: ldennedy@mackenziepartners.com.
Charlie Koons, tel: (212) 929-5708; e-mail: ckoons@mackenziepartners.com.